Exhibit 4.5.2

For Ministry Use Only

A l'usage exclusif du _t t-_ee·reMinistry of Government

and Consumer Services

Ontario

CERTI FlCATE

This is t9 certify that these articles are effective on. -

Ministere des Services gouvernetnentaux et des Services aux consommateurs

CERTIFICAT

Cec1certifie que les presents statuts entrent en vigueur le

Ontario Corporation Number

Numero de la societe en Ontario

- · Director I Directrlce

Business Corporations Act I Loi sur las societes par actions

Form 3 Business Corporations Act

Formule 3 Loi sur /es societes par actions

ARTICLES OF AMENDMENT STATUTS DE MODIFICATION

1.
The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)

M	E	T	A	M	A	T	E	R	I	A	L	E	X	C	H	A	N	G	E	C	0	I	N	C

Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT):

2.
The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)

Nouvelle denomination sociale de la societe (s'il ya lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT):

3.
Date of incorporation/amalgamation: Date de la constitution ou de la fusion :

2020-12-09

(Year, Month, Day) (annee, mols, jour)

4.
Complete only if there is a change in the number of directors or the minimum/ maximum number of directors. II faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are: Nombre d'administrateurs :

Number Nombre

or

OU

mioimum and maximum. number of directors is/are: nombres m.iDimum et maximum d'administrateurs :

minimum and maximum. minim,.,u.u.m, .e,.,_t_maximum_

5.
The articles of the corporation are amended as follows:

Les statuts de la societe son! modifies de la fagon suivante :

See attached pages I a to l x.

07119 (2011/05)

© Queen's Printer for Ontario, 2011 / © lmprimeur de la Reine pour !'Ontario, 2011 Page 1 of/de 2

The articles of the Corporation are amended to:

(a)
Increase the authorized capital of the Corporation by the creation of an unlimited number of Exchangeable shares.

(b)
To provide that the rights, privileges, restrictions and conditions attaching to the Exchangeable shares and the common shares shall be as set out below.

A.
EXCHANGEABLE SHARES
1.
Interpretation

(1)
For the purposes of these share provisions:

"affiliate" has the meaning ascribed thereto in the Securities Act (Ontario), as amended.

"Agent" means any chartered bank or trust company in Canada selected by Canco for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Section 5 or Section 7, respectively.

"Ancillary Rights" means U1e interest of a holder of Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement.

"Arrangement" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations hereto made in accordance with the Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court, to which plan these share provisions are attached as Appendix I.

"Arrangement Agreement" means the arrangement agreement made as of December 11, 2020 between RTO Acquiror, Canco, Calleo and Meta, as amended, supplemented and/or restated in accordance with its terms.

"Automatic Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

"Board of Directors" means the board of directors of Canco.

"Business Day" means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario are authorized or required by applicable Law to be closed.

"Calleo" means 2798331 Ontario Inc., a direct or indirect wholly-owned subsidiary of RTO Acquiror incorporated under the laws of the Province of Ontario or any other direct or indirect wholly-owned subsidiary of RTO Acquiror designated by RTO Acquiror from time to time after the Effective Date in replacement thereof.

"Call Notice" has the meaning ascribed thereto in Section 6(3) of these share provisions.

1a

"Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

(a)
the Foreign Currency Amount; by

(b)
the exchange rate on the Business Day immediately preceding such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such exchange rate is not available, such exchange rate on the Business Day immediately preceding such date for sud1 foreign currency expressed in Canadian dollars as may be mutually agreed upon by RTO Acquiror and Meta, to be appropriate for such purpose, which determination shall be conclusive and binding.

"Canco" means Metamaterial Exchangeco Inc. (formerly 2798832 Ontario Inc.), being the corporation, which is a wholly-owned subsidiary of RTO Acquiror, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

"Common Shares" means the common shares in the capital of Canco. "Court" means the Ontario Superior Court of Justice (Commercial List). "CRA" means the Canada Revenue Agency.

"Current Market Price" means, in respect of an RTO Acquiror Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during the period of 20 consecutive trading days ending three trading days before such date; by (b) the aggregate volume of RTO Acquiror Shares used to calculate such Daily Value of Trades.

"Daily Value of Trades" means, in respect of the RTO Acquiror Shares on any trading day, the product of (a) the Canadian Dollar Equivalent of the volume weighted average price of FffO Acquiror Shares on the NASDAQ (or, if the RTO Acquiror Shares are not listed on the NASDAQ, the volume weighted average price of RTO Acquiror Shares on such other stock exchange or automated quotation system on which the RTO Acquiror Shares are listed or quoted, as the case may be, as determined by RTO Acquiror for such purpose) on such date; and (b) the aggregate volume of RTO Acquiror Shares traded on such day on the NASDAQ or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by RTO Acquiror shall be conclusive and binding.

"Depositary" means the person acting as depositary under the Arrangement. "Director" means the Director appointed pursuant to Section 278 of the OBCA.

"Dividend Amount" means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Calico, Canco or RTO Acquiror from such holder pursuant to Section 5(1), Section 6(1) or Section 7(1).

"Effective Date" means the date on which the Arrangement becomes effective in accordance with the OBCA and the Final Order.

1b

"Exchange" means the Canadian Securities Exchange, the Toronto Stock Exchange or such other recognized securities exchange upon which the Exchangeable Shares may be listed for trading from time to time.

"Exchangeable Shares" means the non-voting, exchangeable shares in the capital of Canco, having the rights, privileges, restrictions and conditions set forth herein.

"Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Canco and in respect of which the Board of Directors determines in good faith that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the RTO Acquiror Shares is maintained for the holders of Exchangeable Shares (other than RTO Acquiror and its affiIiates).

"Exempt Exchangeable Share Voting Event" means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the RTO Acquiror Shares.

"Final Order" means an order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of FHO Acquiror and Meta, each acting reasonably, approving the Arrangement a1ter a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of RTO Acquiror and Meta, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to RTO Acquiror and Meta, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

"Governmental Entity" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the Exchange and NASDAQ) or administrative agency or commission (including the Securities Authorities and the SEC) or any elected or appointed public official.

"holder" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Canco in respect of the Exchangeable Shares.

"including" means "including without limitation" and "includes" means "includes without limitation".

"ITA" means the Income Tax Act (Canada), as amended.

"Liquidation Amount" has the meaning ascribed thereto in Section 5(1) of these share provisions. "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement. "Liquidation Date" has the meaning ascribed thereto in Section 5(1) of these share provisions. "Meta" means Metamaterial Inc., a corporation governed under the OBCA:

"NASDAQ" means the NASDAQ Capital Market.

"OBCA" means the Business Corporations Act (Ontario), as amended.

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"person" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

"Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule B annexed to the Arrangement Agreement, and any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court.

"Purchase Price" has the meaning ascribed thereto in Section 6(3) of these share provisions. "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement. "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by Canco of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7 of these share provisions, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares first are issued, unless:

(a)
there are fewer than that number of Exchangeable Shares equal to 25% of the number of Exchangeable Shares issued on the Effective Date outstanding (other than Exchangeable Shares held by RTO Acquiror and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as the Board of Directors may determine, upon at least 30 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

(b)
an RTO Acquiror Control Transaction occurs, in which case, provided that the Board of Directors determines, in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such RTO Acquiror Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such RTO Acquiror Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as the Board of Directors may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)
an Exchangeable Share Voting Event that is not an Exempt Exchangeable Share Voting Event is proposed and (i) the t1olders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or

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the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, rights of dissent are required to be granted to the holders of Exchangeable Shares pursuant to the OBCA and the holders of more than 2% of the outstanding Exchangeable Shares (other than those held by RTO Acquiror and its affiliates) exercise rights of dissent under the OBCA, and (ii) the Board of Directors determines that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the later of the events described in (i) and

(ii) above occur; or

(d)
an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

"Redemption Price" has the meaning ascribed thereto in Section 7(1) of these share provisions. "Retracted Shares" has the meaning ascribed thereto in Section 6(1)(a) of these share provisions.

"Retraction Call Right" has the meaning ascribed thereto in Section 6(1)(c) of these share provisions.

"Retraction Date" has the meaning ascribed thereto in Section 6(1)(b) of these share provisions. "Retraction Price" has the meaning ascribed thereto in Section 6(1) of these share provisions. "Retraction Request" has the meaning ascribed thereto in Section 6('1) of these share provisions.

"RTO Acquiror" means Torchlight Energy Resources, Inc., a corporation existing under the laws of the State of Nevada.

"RTO Acquiror Control Transaction" means: (i) any merger, amalgamation, arrangement, takeover bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving RTO Acquiror that results in the holders of outstanding voting securities of RTO Acquiror immediately prior to such transaction directly or indirectly owning, or exercising control or direction over, voting securities representing less than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction; or (ii) any sale or disposition of all or substantially of RTO Acquiror's Assets; provided however that RTO Acquiror Control Transaction shall not refer to

(i) any Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror), or (ii) the reincorporation of the RTO Acquiror under the laws of the State of Delaware.

"RTO Acquiror Dividend Declaration Date" means the date on which the board of directors of RTO Acquiror declares any dividend or other distribution on the RTO Acquiror Shares,

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provided however that RTO Acquiror Dividend Declaration Date shall not refer to any date on which a Asset Sale Dividend is declared (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

"RTO Acquiror Shares" means the common stock, par value U.S.$0.01 per share, in the capital of RTO Acquiror.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Authorities" means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC, the Exchange, and the NASDAQ, that are applicable to Meta or RTO Acquiror, as the case may be.

"Support Agreement" means the agreement made between RTO Acquiror, Calleo and Canco substantially in the form and content of Schedule I to the Arrangement Agreement.

"Transfer Agent" means a person as may from time to time be appointed by Canco as the registrar and transfer agent for the Exchangeable Shares.

"Trustee" means the trustee chosen by RTO Acquiror to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

"Voting and Exchange Trust Agreement" means an agreement to be made among RTO Acquiror, Canco and the Trustee in connection with the Plan of Arrangement substantially in the form of Schedule J to the Arrangement Agreement.

2.
Ranking of Exchangeable Shares

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding- up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

3.
Dividends and Distributions

(1)
A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each RTO Acquiror Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(a)
in the case of a cash dividend or other distribution declared on the RTO Acquiror Shares, in an amount in cash for each Exchangeable Share equal to the cash dividend or other distribution declared on each RTO Acquiror Share on the RTO Acquiror Dividend Declaration Date;

(b)
in the case of a stock dividend or other distribution declared on the RTO Acquiror Shares to be paid in RTO Acquiror Shares, by the issue or transfer by Canco of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of RTO Acquiror Shares to be paid on each RTO Acquiror Share unless in lieu of such stock dividend or other distribution

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Canco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3(5) hereof) subdivision, redivision or change of the outstanding Exchangeable Shares; or

(c)
in the case of a dividend or other distribution declared on the RTO Acquiror Shares in property other than cash or RTO Acquiror Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by Section 3(5) hereof) to the type and amount of property declared as a dividend or other distribution on each RTO Acquiror Share.

Such dividends or other distributions shall be paid out of money, assets or property of Canco properly applicable to the payment of dividends, or out of authorized but unissued shares of Canco, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends referred to in this Section 3(1).

(2)
Cheques of Canco payable at par at any branch of the bankers of Canco shall be issued in respect of any cash dividends contemplated by Section 3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distributions represented thereby unless the cheque is not paid on presentation. Written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock dividends or other distributions contemplated by Section 3(1)(b) hereof and the sending of such written evidence to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 3(1)(c) hereof shall be issued, distributed or transferred by Canco in such manner as it shall determine and the issuance, distribution or transfer thereof by Canco to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Canco any dividend or other distribution that is represented by a cheque that has not been duly presented to Canco's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or other distribution was payable.

(3)
The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the RTO Acquiror Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under Section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend or other distribution declared on the RTO Acquiror Shares.

(4)
If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 3(1) hereof the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent

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date or dates determined by the Board of Directors on which Canco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(5)
The Board of Directors shall determine, in its sole discretion, "economic equivalence" for the purposes of these share provisions, including Section 3(1) hereof, and each such determination shall be conclusive and binding on Canco and its shareholders. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)
in the case of any stock dividend or other distribution payable in RTO Acquiror Shares, the number of such shares issued in proportion to the number of RTO Acquiror Shares previously outstanding;

(b)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)
in the case of the issuance or distribution of any other form of property (including any shares or securities of RTO Acquiror of any class other than RTO Acquiror Shares, any rights, options or warrants other than those referred to in Section 3(5)(b) hereof, any evidences of indebtedness of RTO Acquiror or any assets of RTO Acquiror), the relationship between the fair marl<et value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding RTO Acquiror Share and the Current Market Price of an RTO Acquiror Share; and

(d)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of RTO Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.
Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, Canco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 11(2) of these share provisions:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

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(c)
redeem or purchase any other shares of Canco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs; or

(d)
issue any Exchangeable Shares or any other shares of Canco ranking equally with the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; and

(e)
issue any shares of Canco ranking superior to the Exchangeable Shares.

5.
Di_stribution on Liquidation

(1)
In the event of the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, subject to the exercise by RTO Acquiror or Calleo of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Canco in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of Canco among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one RTO Acquiror Share, plus an amount equal to the Dividend Amount.

(2)
On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by RTO Acquiror or Calleo, Canco shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, if any, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require, at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the RTO Acquiror Shares to which such holder is entitled and by delivering to such holder, on behalf of Canco, RTO Acquiror Shares (which shares shall be fully paid and non-assessable) and a cheque of Canco payable at par at any branch of the bankers of Canco in respect of the Dividend Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount without interest upon presentation and surrender of share certificates in accordance with the foregoing provisions, unless, upon having made such presentation and surrender of certificates, payment of the total Liquidation Amount for such Exchangeable Shares shall not be made, in which case the rights of the holders shall remain unaffected until the Liquidation Amount

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has been paid in the manner hereinbefore provided. Canco shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the RTO Acquiror Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such RTO Acquiror Shares to such holder against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3)
After Canco has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Canco.

6.
Retraction of Exchangeable Shares by Holder

(1)
A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by RTO Acquiror or Calleo of the l etraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Section 6, to require Canco to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Retraction Date plus the Dividend Amount (the "Retraction Price"), which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one RTO Acquiror Share for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares, if any, which the holder desires to have Canco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to Canco:

(a)
specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates, if any, (the "Retracted Shares") redeemed by Canco;

(b)
stating the Business Day on which the holder desires to have Canco redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days after the date on which the Retraction Request is received by Canco and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day

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after the date on which the Retraction Request is received by Canco and subject also to Section 6(8); and

(c)
acknowledging the overriding right (the "Retraction Call Right") of RTO Acquiror and Calleo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to RTO Acquiror or Calleo in accordance with the Retraction Call Right on the terms and conditions set out in Section 6(3) hereof.

(2)
Provided that neither RTO Acquiror nor Calleo has exercised the Retraction Call Right, upon receipt by Canco or the Transfer Agent in the manner specified in Section 6(1) of a certificate or certificates representing the number of Retracted Shares, if any, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), Canco shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the RTO Acquiror Shares and shalLpay the Dividend Amount to which such holder is entitled and shall comply with Section 6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by RTO Acquiror or Calleo pursuant to the l etraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

(3)
Subject to the provisions of this Section 6, upon receipt by Canco of a Retraction Request, Canco shall immediately notify RTO Acquiror and Calleo thereof and shall provide to RTO Acquiror and Calleo a copy of the Retraction Request. In order to exercise the Retraction Call Right, RTO Acquiror or Calleo must notify Canco of its determination to do so (the "Call Notice") within five Business Days of notification to RTO Acquiror or Calleo by Canco of the receipt by Canco of the Retraction Request. If RTO Acquiror or Calleo do not so notify Canco within such five Business Day period, Canco will notify the holder as soon as possible thereafter that RTO Acquiror and Calleo will not exercise the Retraction Call Right. If RTO Acquiror or Calleo delivers the Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to RTO Acquiror or Calleo, as applicable, in accordance with the Retraction Call Right. In such event, Canco shall not redeem the Retracted Shares and RTO Acquiror or Calleo, as applicable, shall purchase from such holder and such holder st1all sell to RTO Acquiror or Calleo, as applicable on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. To the extent that RTO Acquiror or Calleo, as applicable, pays the Dividend Amount in respect of the Retracted Shares, Canco shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the F etraction Call Right, on the Retraction Date, RTO Acquiror or Calleo shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the RTO Acquiror Shares to which such holder is entitled. Provided that RTO Acquiror or Calleo, as applicable, has complied with the immediately preceding sentence and Section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Canco of such Retracted Shares shall take place on the Retraction Date. In the event that RTO Acquiror and Calleo do not deliver a

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Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), Canco shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6. For greater certainty, only one Call Notice may be given by either RTO Acquiror or Calleo in respect of each Retraction Request and, in the event that each of RTO Acquiror and Calleo each give a Call Notice to Canco, only the Call Notice first received by Canco shall be valid.

(4)
Canco, RTO Acquiror or Calleo, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder written evidence of the book entry issuance in uncertificated form of [ TO Acquiror Shares (which shares shall be fully paid and non- assessable), and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of Canco, RTO Acquiror or Calleo, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or the Purchase Price, as the case may be, and such delivery of such FHO Acquiror Shares and cheques by Canco, RTO Acquiror or Calleo, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques.

(5)
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, without interest, upon presentation and surrender of certificates, if any, in accordance with the foregoing provisions, unless upon having made such presentation and surrender of certificates, payment of the Retraction Price or the Purchase Price, as the case may be, shall not be made as provided in Section 6(4) hereof, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the r etraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Canco or purchased by RTO Acquiror or Calleo shall thereafter be a holder of the RTO Acquiror Shares delivered to it.

(6)
Notwithstanding any other provision of this Section 6, Canco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Canco believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, if any, and provided that RTO Acquiror or Calleo shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Canco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Canco. In any case in which the redemption by Canco of Retracted Shares would be contrary to solvency

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requirements or other provisions of applicable law, and provided that the Retraction Call Right has not been exercised by Fno Acquiror or Calleo, Canco shall redeem Retracted Shares in accordance with Section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate representing the Retracted Shares not redeemed by Canco pursuant to Section 6(2) hereof. If Canco would otherwise be obligated to redeem the Retracted Shares pursuant to Section 6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, the holder of any such Retracted Shares not redeemed by Canco pursuant to this Section 6(6) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Transfer Agent to require RTO Acquiror to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by RTO Acquiror to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(7)
A holder of Retracted Shares may, by notice in writing given by the holder to Canco before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to FffO Acquiror or Calleo shall be deemed to have been revoked.

(8)
Notwithstanding any other provision of this Section 6, if:

(a)
exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require Canco to redeem any Exchangeable Shares pursuant to this Section 6 on any Retraction Date would equire listing particulars or any similar document to be issued in order to obtain the approval of the NASDAQ to the listing and trading (subject to official notice of issuance) of, the RTO Acquiror Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(b)
as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of RTO Acquiror) to obtain such approvals in time to enable all or any of such RTO Acquiror Shares to be admitted to listing and trading by the NASDAQ (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in Section 6(8)(a) are obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction f equest is received by Canco, and references in these share provisions to such Retraction Date shall be construed accordingly.

7.
Redemption of Exchangeable Shares by Canco

(1)
Subject to applicable law, and provided neither RTO Acquiror nor Calleo has exercised the Redemption Call Right, Canco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the "Redemption Price") equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Redemption Date plus the

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Dividend Amount, which shall be satisfied in full by Canco causing to be delivered to each holder of Exchangeable Shares one RTO Acquiror Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.

(2)
In any case of a redemption of Exchangeable Shares under this Section 7, Canco shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with an RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Canco or the purchase by Calleo under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable St1are Voting Event, the written notice of the redemption by Canco or the purchase by RTO Acquiror or Calico, as applicable, under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3)
On or after the r edemption Date and provided that the Redemption Call Right has not been exercised by RTO Acquirco or Calico, as applicable, Canco shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco in such notice of the certificates, if any, representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require. Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the RTO Acquiror Shares to which such holder is entitled and by delivering to such holder, on behalf of Canco, written evidence of the book entry issuance in uncertificated form of RTO Acquiror Shares (which shares shall be fully paid), and, if applicable, a cheque of Canco payable at par at any branch of the bankers of Canco in payment of the Dividend Amount. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Redemption Price without interest upon presentation and surrender of certificates, if any, in accordance with the foregoing provisions, unless, upon having made such presentation and surrender of certificates, payment of the Redemption Price for such Exchangeable Shares shall not be made, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. Canco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not

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at the date of such deposit been surrendered by the holders thereof in connection with such redemption, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their propo1iionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the RTO Acquiror Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such RTO Acquiror Shares to such holder, against presentation and surrender of the certificates, if any, for the Exchangeable Shares held by them in accordance with the foregoing provisions.

8.
Purchase for Cancellation

Subject to applicable law, Canco may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

9.
Voting Rights

Except as required by applicable law and by Section 12 hereof, the 1olders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Canco or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

10.
Specified Amount

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the ITA shall be an amount equal to $13.00.

11.
Amendment and Approval

(1)
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2)
Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or

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represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

12.
Reciprocal Changes, etc. in Respect of RTO Acquiror Shares

(1)
Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions:

(a)
issue or distribute RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to the holders of all or substantially all of the then outstanding RTO Acquiror Shares by way of stock dividend or other distribution, other than an issue of RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to holders of RTO Acquiror Shares (i) who exercise an option to receive dividends in RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

(b)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding RTO Acquiror Shares entitling them to subscribe for or to purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares); or

(c)
issue or distribute to the holders of all or substantially all of the then outstanding RTO Acquiror Shares:

(i)
shares or securities of RTO Acquiror of any class (other than RTO Acquiror Shares or securities convertible into or exchangeable for or carrying rights to acquire RTO Acquiror Shares);

(ii)
rights, options or warrants other than those referred to in Section 12(1)(b) above;

(iii)
evidence of indebtedness of RTO Acquiror; or

(iv)
assets of RTO Acquiror,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

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(2)
Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions:

(a)
subdivide, redivide or change the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares;

(b)
reduce, combine, consolidate or change the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares; or

(c)
reclassify or 0H1erwise change the RTO Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the RTO Acquiror Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least 10 days prior written notice is given to the holders of Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions.

(3)
Notwithstanding the foregoing provisions of this Section 12, in the event of an RTO Acquiror Control Transaction:

(a)
in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by one or more other corporations to which RTO Acquiror is, immediately before such merger, amalgamation or acquisition, related within the meaning of the ITA (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)
which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of the definition of such term in Section 1(1) of the share provisions; and

(c)
in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the "Other Shares") of another corporation (the "Other Corporation") that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror; then all references herein to "RTO Acquiror" shall thereafter be and be deemed to be references to "Other Corporation" and all references herein to "RTO Acquiror Shares" shall thereafter be and be deemed to be references to "Other Shares" (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these share provisions or Article 5 of the Plan of Arrangement or

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exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these share provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

13.
Actions by Canco under Support Agreement

(1)
Canco will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by RTO Acquiror, Calleo and Canco with all provisions of the Support Agreement applicable to RTO Acquiror, Calleo and Canco, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of Canco all rights and benefits in favour of Canco under or pursuant to such agreement.

(2)
Canco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of the other parties to such agreement for the protection of Canco or the holders of the Exchangeable Shares thereunder;

(b)
making such amendments or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of Canco, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, that such amendments and modifications will not be materially prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion that such changes or corrections will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares.

14.
Legend; Call Rights; Withholding Rights

(1)
The certificates evidencing the Exchangeable Shares, if any, shall contain or have affixed thereto a legend with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right (as defined in the Plan of Arrangement), the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

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(2)
Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of RT0 Acquiror or Calleo as therein provided.

(3)
Notwithstanding any other provisions of these share provisions, Canco, Calleo, RT0 Acquiror and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution, consideration, purchase price or amounts otherwise payable to any holder of Exchangeable Shares such amounts as Canco, Calleo, RT0 Acquiror or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Governmental Entity. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Canco, Calico, RT0 Acquiror and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Canco, Calico, RT0 Acquiror or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Canco, Calico, RT0 Acquiror or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

15.
Notices

(1)
Any notice, request or other communication to be given to Canco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the registered office of Canco and addressed to the attention of the Chief Executive Officer of Canco. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Canco.

(2)
Any presentation and surrender by a holder of Exchangeable Shares to Canco or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Canco or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of Canco or to such office of the Transfer Agent as may be specified by Canco, in each case, addressed to the attention of the Chief Executive Officer of Canco. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Canco or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(3)
Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Canco shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder

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recorded in the register of shareholders of Canco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Canco pursuant thereto.

(4)
In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, Canco shall make reasonable efforts to disseminate any notice by other means, such as press release.

Notwithstanding any other provisions of these share provIsIons, notices, other communications and deliveries need not be mailed if Canco determines that delivery thereof by mail may be delayed.

Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as Canco has determined that delivery by mail will not longer be delayed. Canco will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 15(4). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

16.
Disclosure of Interests in Exchangeable Shares

Canco shall be entitled to require any holder of an Exchangeable Share or any person who Canco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Canco) under National Instrument 62-104 Takeover Bids and Issuer Bids or as would be required under the Articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any regulatory Governmental Entity, if the Exchangeable Shares were RTO Acquiror Shares.

B.
COMMON SHARES

1.
Voting.

The holders of the common shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a particular class of Common Shares or another class of shares are entitled to vote separately as a class as provided in the OBCA and each common share shall confer the right to (one) 1 vote in person or by proxy at all meetings of shareholders of the Corporation).

2.
Dividends.

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Subject to the rights of the holders of the Exchangeable Shares, the holders of the common shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, such dividends as the board of directors of the Corporation may from time to time declare, in their absolute discretion.

3.
Liquidation, Dissolution and Winding-up.

Subject to the prior rights of the holders of the Exchangeable Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

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SCHEDULE A

TO APPENDIX I RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES, IF ANY]

To: Metamaterial Exchangeco Inc. ("Canco") and 2798331 Ontario Inc. ("Calleo") and Torchlight Energy Resources, Inc. ("RTO Acquiror")

This notice is given pursuant to Section 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of Canco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies Canco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Canco redeem in accordance with Section 6 of the Share Provisions:

(a)
□ all share(s) represented by this certificate; or
(b)
□ share(s) only represented by this certificate.

The undersigned hereby notifies Canco that the Retraction Date shall be _ NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business

Days nor more than 15 Business Days after the date upon which this notice is received by Canco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Canco.

The undersigned acknowledges the overriding Retraction Call Right of RTO Acquiror and Calleo to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to RTO Acquiror or Calleo in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6(3) of the Share Provisions. This Retraction Request, and this offer to sell the r etracted Shares to RTO Acquiror or Calleo, may be revoked and withdrawn by the undersigned only by notice in writing given to Canco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Canco is unable to redeem all Retracted Shares, and provided that neither RTO Acquiror nor Calleo has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require RTO Acquiror to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Calleo, RTO Acquiror and Canco that the undersigned:

[is]□

[is not] □

(select one)

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a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to Calleo, RTO Acquiror and Canco that the undersigned is not a person within the United States of America, its territories or possessions or any state thereof, or the District of Columbia (collectively, the "United States") or a U.S. person (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and is not making this Retraction Request for the account or benefit of a person within the United States or such a U.S. person.

The undersigned hereby represents and warrants to Calleo, RTO Acquiror and Canco that the undersigned has good title to, and is the beneficial owner of, the share(s) represented by this certificate to be acquired by Calleo, RTO Acquiror or Canco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)

(Signature of Shareholder)

(Guarantee of Signature) E-60

Please check box if the certificates for RTO Acquiror Shares and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Canco and the certificates for RTO Acquiror Shares and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:
Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):
Street Address or P.O. Box:
Signature of Shareholder:
_City, Province and Postal Code:
Signature Guaranteed by:

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Canco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register

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of Canco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

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6.
The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

La modification a ete d0ment autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur /es societes par actions.

7.
The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

2021, 06,24

(Year, Month, Day) (annee, mois, jour)

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

METAMATERIAL EXCHANGECO INC.

(Print name of corporation from Article 1 on page 1)

(Veuillez ecrlr le nom de la societe de !'article un a la page une).

By: /s/ John A. Brda	Chief Executive Officer and Director, by electronic signature
(Signature)	(Description of Office)
(Signature)	(Fonction)
John Brda

Chief Executive Officer and Director, by electronic signature (Description of Office)

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(Fonction)

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07119 (2011/05)

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